SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 3, 2006
Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-032908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda
(Address of principal executive offices, including zip code)

(441) 278-0440
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On August 2, 2006, the Board of Directors of Endurance Specialty Holdings Ltd. (the ‘‘Company’’) voted unanimously to appoint Michael Moore as the Chief Accounting Officer of the Company. Prior to joining the Company, Mr. Moore spent over three years working as a Vice President in the finance group of Axis Specialty Limited, with responsibility for a number of finance, accounting and operational areas, and a particular emphasis on technical GAAP accounting issues. Prior to joining Axis, Mr. Moore was a Senior Manager in the audit practice of Ernst & Young, where he worked for approximately 8 years, in both Bermuda and Canada. Mr. Moore is a Chartered Accountant and a member of the Canadian Institute of Chartered Accountants. Mr. Moore is 37 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 3, 2006

By: /s/ John V. Del Col Name: John V. Del Col Title: General Counsel & Secretary